5.1  Consent and Opinion of Anslow & Jaclin, LLP.



      ANSLOW & JACLIN, LLP                      RICHARD I. ANSLOW
                                              Admitted in NJ, NY, DC
      COUNSELORS AT LAW                   E-Mail: Ranslow@anslowlaw.com

                                                 GREGG E. JACLIN
                                                Admitted in NJ, NY
                                          E.Mail: Gjaclin@anslowlaw.com


                                          --------------------------
                                          Website: www.anslowlaw.com
                                          E-Mail: Firm@anslowlaw.com




February 25, 2005


Combined Opinion and Consent

Security Intelligence Technologies, Inc.
145 Huguenot Street
New Rochelle, New York 10801

         Re:     Security Intelligence Technologies, Inc.

Gentlemen:

We have acted as counsel to Security Intelligence Technologies, Inc., a Florida corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933 as amended (the "Act") of the Company's Registration Statement on Form S-8, filed contemporaneously with the Commission relating to the registration under the Act of 1,500,000 shares (the "Shares") of the Company's Common Stock, $0.0001 par value (the "Common Stock").

In rendering this opinion, we have reviewed the Registration Statement on Form S-8, as well as a copy of the Certificate of Incorporation of the Company, as amended, and the By-Laws of the Company. We have also reviewed such statutes and judicial precedents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity with the original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such copies.


Based on the foregoing and in reliance thereon, and subject to the qualifications and limitations set forth herein, we are of the opinion that:

(1) The Company has been duly incorporated and is a validly existing corporation under the laws of the State of Florida;

(2) The Shares, when issued in connection with the agreements (copies annexed to the Registration Statement), will be legally issued, fully paid and non-assessable.
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This opinion is limited to the General Corporation Law and the Constitution of the State of Florida and we express no opinion with respect to the laws of any other jurisdiction. We consent to your filing this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement on Form S-8. This opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose without our prior written consent.


Very truly yours,


ANSLOW & JACLIN, LLP



By:        /s/   Gregg Jaclin
           -----------------------------
           ANSLOW & JACLIN, LLP










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